SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     N/A
                                                ---------------

                              Heilig-Meyers Company
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             (Exact name of registrant as specified in its charter)


                                    Virginia
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                 (State or other jurisdiction of incorporation)


         1-8484                                           54-0558861
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(Commission file number)                       (IRS Employer Identification No.)




 12560 West Creek Parkway, Richmond, Virginia            23238
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (804) 784-7300
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On February 10, 1998, the Board of Directors of Heilig-Meyers Company, a Virginia corporation (the "Company") adopted a Shareholder Rights Plan, which replaces a similar plan that was adopted in 1988 and expired on January 31, 1998, in accordance with its terms.

         The newly adopted plan is designed to enhance the board's ability to protect the interests of the Company's stockholders in the event of coercive and unfair techniques to acquire control of the Company. Adoption of the plan does not preclude a fair acquisition bid for the Company and was not in response to any pending or threatened takeover effort.

         Under the Rights Plan, preferred stock purchase rights will be distributed as a dividend at the rate of one right for each share of Common Stock, par value $2.00 per share (the "Common Stock"), of the Company held as of the close of business February 20, 1998. Each right will entitle a holder to buy one-hundredth of one share of the Company's Cumulative Participating Preferred Stock, Series A, at an exercise price of $110 per right.

         The rights will become exercisable upon the earlier of ten days after public announcement that a person or group has become a beneficial owner of 15% or more of the Common Stock (an "Acquiring Person") or ten business days after public announcement of a tender or exchange offer, which, if consummated, would result in acquisition by a person or group of beneficial ownership of 15% or more of the outstanding Common Stock.

         After the rights become exercisable, if a person or group acquires beneficial ownership of 20% or more of the Common Stock or if certain other events occur, each right would permit its holder (other than an Acquiring Person whose rights will then be void) to purchase Common Stock at a 50% discount. Alternatively, if the Company is acquired in a merger or if 50% of its assets or earning power is sold or transferred, each right permits its holder (other than an Acquiring Person whose rights will then be void) to purchase the common stock of the acquirer at a 50% discount.

         The rights are generally redeemable by the Company at $0.01 per right and will expire in 2008. Until they become exercisable, the rights attach to and trade with shares of the Common Stock. The rights dividend is not taxable to stockholders.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEILIG-MEYERS COMPANY


Date: February 10, 1998                     By: s/Roy B. Goodman
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                                                Roy B. Goodman
                                                Senior Vice President,
                                                Principal Financial Officer